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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2003

Regal Entertainment Group
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31315 (Commission File Number)	02-0556934 (IRS Employer Identification No.)
9110 East Nichols Avenue, Suite 200, Centennial, CO (Address of Principal Executive Offices)		80112 (Zip Code)

Registrant's telephone number, including area code 303-792-3600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

        On May 19, 2003, Regal Entertainment Group (the "Company") issued a press release announcing that it intends to offer $125 million aggregate principal amount of convertible senior notes due 2008 (the "Notes") in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and in offshore transactions in accordance with Regulation S under the Securities Act. The Company also announced that it intends to use a portion of the net proceeds of the proposed private placement of the Notes to pay an extraordinary dividend to its stockholders in the range of approximately $4.35 to $4.55 per share of its Class A and Class B common stock, subject to board approval.

        The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes to be offered will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or pursuant to an applicable exemption from the registration requirements thereof.

        Attached hereto as Exhibit 99.2 and incorporated herein by reference are the audited consolidated financial statements of our subsidiary Regal Cinemas Corporation.

Item 7. Financial Statements and Exhibits.

  (a)
  None.

  (b)
  None.

  (c)
  Exhibits.
99.1	Regal Entertainment Group press release dated May 19, 2003
99.2	Regal Cinemas Corporation audited consolidated financial statements

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP
Date: May 19, 2003	By:	/s/ PETER B. BRANDOW
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Regal Entertainment Group press release dated May 19, 2003
99.2	Regal Cinemas Corporation audited consolidated financial statements

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index